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                                                                     EXHIBIT 5.1
                                   SIDLEY & AUSTIN
                  A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60603
                               TELEPHONE 312: 853-7000
                               FACSIMILE 312: 853-7036


                                  February 17, 1999


Landauer, Inc.
2 Science Road
Glenwood, Illinois 60425-1586

          Re:  Landauer, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

          We are counsel to Landauer, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and delivery of up to 460,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). Up to 410,000 shares of Common Stock (the "1996 Plan Shares") are to be issued and delivered pursuant to the Landauer, Inc. Amended and Restated 1996 Equity Plan (the "1996 Plan") and up to 50,000 shares of Common Stock (the "1997 Plan Shares") are to be issued and delivered pursuant to the Landauer, Inc. 1997 Non-Employee Directors Stock Option Plan (the "1997 Plan").

          In rendering this opinion, we have examined and relied upon a copy of the 1996 Plan, the 1997 Plan and the Registration Statement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The 1996 Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the 1996 Plan Shares shall have been duly issued and delivered in the manner contemplated by the 1996 Plan; and (iii) certificates representing the 1996 Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the 1996 Plans.

          3. The 1997 Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the 1997 Plan Shares shall have been duly issued and delivered in the manner contemplated by the 1997 Plan; and (iii) certificates representing the 1997 Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the 1997 Plan.

                                      II-7

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          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance and delivery of the 1996 Plan Shares and the 1997 Plan Shares.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                              Very truly yours,


                              /s/  SIDLEY & AUSTIN